Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2014, relating to the consolidated financial statements of Yew Bio-Pharm Group, Inc. and its subsidiaries for the years ended December 31, 2013 and 2012.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 28, 2014